Exhibit 99

Dillard’s, Inc. Reports Fourth Quarter & Fiscal Year Results

Reports Record Fiscal Year Earnings per Share

LITTLE ROCK, Ark.--(BUSINESS WIRE)--February 24, 2014--Dillard’s, Inc. (NYSE: DDS) (the “Company” or “Dillard’s”) announced operating results for the 13 and 52 weeks ended February 1, 2014 including record fiscal year earnings per share adjusted for certain items of $6.99 versus $6.33 in the prior year. This release contains certain forward-looking statements. Please refer to the Company’s cautionary statements regarding forward-looking information included below under “Forward-Looking Information.”

Summary of the Company’s Fourth Quarter Performance

  A 2% increase in comparable store sales
  Diluted earnings per share excluding certain items of $2.69 versus $2.87
  Retail gross margin decline of 180 basis points of sales
  Operating expense improvement of 90 basis points of sales

Fourth Quarter Results

Dillard’s reported net income for the 13-week period ended February 1, 2014 of $119.1 million ($2.71 per share) compared to net income of $161.4 million ($3.36 per share) for the 14 weeks ended February 2, 2013. Included in net income for the 13-week period ended February 1, 2014 is an after tax credit of $0.8 million ($0.02 per share) representing the reversal of asset impairment charges on a store held for sale. Excluding this item, Dillard’s would have reported $118.3 million ($2.69 per share) for the 13-week period ended February 1, 2014.

Included in net income for the prior year 14-week period ended February 2, 2013 is a net after-tax credit totaling $23.9 million ($0.50 per share) comprised of the following items:

  a $6.8 million after-tax gain ($0.14 per share) related to the sale of a former retail store location after-tax asset impairment and store closing charges of $1.1 million ($0.02 per share)
  approximately $18.1 million ($0.38 per share) in tax benefit due to a one-time deduction related to dividends paid to the Dillard’s, Inc. Investment and Employee Stock Ownership Plan

Excluding these items, Dillard’s would have reported $137.6 million ($2.87 per share) for the 14-week period ended February 2, 2013.

Dillard’s Chief Executive Officer, William T. Dillard, II, stated, “Although it was a profitable fourth quarter, we are disappointed in our gross margin performance, as lower than anticipated sales necessitated heavier markdowns. We are pleased with our expense control as well as with our strong cash flow for the year.”

Fiscal Year Results

Dillard’s reported net income for the 52-week period ended February 1, 2014 of $323.7 million ($7.10 per share) compared to net income of $336.0 million ($6.87 per share) for the 53-week period ended February 2, 2013.

Included in net income for the 52-week period ended February 1, 2014 is a net after-tax credit totaling $5.1 million ($0.11 per share) comprised of the following three items:

  A $7.6 million after-tax gain ($0.17 per share) related to the sale of an investment
  A $1.0 million after-tax credit ($0.02 per share) related to a pension adjustment
  After-tax asset impairment and store closing charges of $3.5 million ($0.08 per share)

Excluding this credit, Dillard’s would have reported net income of $318.6 million ($6.99 per share) for the 52-week period ended February 1, 2014, marking a record setting fiscal year earnings per share performance.

Included in net income for the prior year 53-week period ended February 2, 2013 is a net after-tax credit totaling $26.2 million ($0.54 per share) comprised of the following items:

  after-tax gains of $7.4 million ($0.15 per share) related to the sale of three former retail store locations after-tax asset impairment and store closing charges of $1.0 million ($0.02 per share)
  approximately $1.7 million ($0.03 per share) in tax benefit due to the reversal of a valuation allowance related to a deferred tax asset consisting of a capital loss carryforward approximately $18.1 million ($0.37 per share) in tax benefit due to a one-time deduction related to dividends paid to the Dillard’s, Inc. Investment and Employee Stock Ownership Plan

Excluding these items, Dillard’s would have reported $309.8 million ($6.33 per share) for the 53-week period ended February 2, 2013.

Net Sales – 13 Weeks

Total merchandise sales for the 13-week period ended February 1, 2014 were $2.013 billion and $2.087 billion for the 14-week period ended February 2, 2013. Similar to many other retailers, the Company follows the retail 4-5-4 reporting calendar which included an extra week of operations in the fourth quarter of 2012. Based upon comparable 13-week periods ended February 1, 2014 and February 2, 2013, total merchandise sales increased 1% and sales in comparable stores increased 2% for the fourth quarter.

Sales trends for the fourth quarter were strongest in ladies’ accessories and lingerie followed by shoes. Sales trends were strongest in the Central region, followed by the Eastern and Western regions, respectively.

Net sales (which include the operations of the Company’s construction business, CDI Contractors, LLC (“CDI”) for the 13 weeks ended February 1, 2014 were $2.034 billion and $2.106 billion for the 14 weeks ended February 2, 2013.

Net Sales – Fiscal Year

Total merchandise sales for the 52-week period ended February 1, 2014 were $6.439 billion and $6.489 billion for the 53-week period ended February 2, 2013. Based upon comparable 52-week periods ended February 1, 2014 and February 2, 2013, total sales increased 1% and sales in comparable stores increased 1% for the fiscal year.

Net sales (including CDI) for the 52 weeks ended February 1, 2014 were $6.532 billion and $6.593 billion for the 53 weeks ended February 2, 2013.

Gross Margin/Inventory

Gross margin from retail operations (which excludes CDI) decreased 180 basis points of sales to 32.8% for the 13 weeks ended February 1, 2014 compared to 34.6% for the 14 weeks ended February 2, 2013. The decline resulted from increased markdowns in response to lower than anticipated sales. Consolidated gross margin for the 13 weeks ended February 1, 2014 decreased 180 basis points of sales to 32.6% from 34.4% during the 14 weeks ended February 2, 2013.

Gross margin from retail operations decreased 40 basis points of sales to 35.7% for the 52 weeks ended February 1, 2014 compared to 36.1% for the 53 weeks ended February 2, 2013. Consolidated gross margin for the 52 weeks ended February 1, 2014 decreased 30 basis points of sales to 35.3% from 35.6% during the 53 weeks ended February 2, 2013.

Inventory increased 4% at February 1, 2014 compared to February 2, 2013.

Selling, General & Administrative Expenses

Selling, general and administrative expenses (“operating expenses”) decreased 90 basis points of sales during the fourth quarter ended February 1, 2014. Operating expenses were $439.2 million and $474.9 million for the 13 weeks ended February 1, 2014 and 14 weeks ended February 2, 2013, respectively. The $35.7 million decline in operating expenses is primarily due to the additional week of operations in the prior year fourth quarter.

Operating expenses decreased 40 basis points of sales during the fiscal year ended February 1, 2014. Operating expenses were $1,632.0 million and $1,671.5 million for the 52 weeks ended February 1, 2014 and 53 weeks ended February 2, 2013, respectively.

Share Repurchase

During the fiscal year ended February 1, 2014, the Company repurchased $301.6 million (3.9 million shares) of Class A Common Stock at an average price of $78.30 per share under the Company’s share repurchase plan. No shares were repurchased during the fourth quarter of 2013. Remaining authorization under the share repurchase programs at February 1, 2014 was $290.4 million.

Total shares outstanding (Class A and Class B Common Stock) at February 1, 2014 and February 2, 2013 were 43.9 million and 47.8 million, respectively.

Store Information

During the fourth quarter of 2013, the Company closed its University Mall location in Chapel Hill, North Carolina (64,000 square feet), its Collin Creek Mall location in Plano, Texas (195,000 square feet) and its Twin Peaks Mall location in Longmont, Colorado (90,000 square feet). The Company closed six locations during fiscal year 2013.

Dillard’s plans to open two new stores in October of 2014:

  The Shops at Summerlin in Las Vegas, Nevada (200,000 square feet)
  The Mall at University Town Center, Sarasota, Florida (180,000 square feet)

At February 1, 2014, the Company operated 278 Dillard’s locations and 18 clearance centers spanning 29 states and an Internet store at www.dillards.com. Total square footage at February 1, 2014 was 50.5 million.

Dillard's, Inc and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In Millions, Except Per Share Data)

	13 Weeks Ended		14 Weeks Ended
	February 1, 2014		February 2, 2013
		% of		% of
	Amount	Net Sales	Amount	Net Sales
Net sales	$2,034.0	100.0%	$2,106.3	100.0%
Service charges and other income	44.7	2.2%	47.8	2.3%
	2,078.7	102.2%	2,154.1	102.3%

Cost of sales	1,371.7	67.4%	1,382.8	65.6%
Selling, general and administrative expenses	439.2	21.6%	474.9	22.5%
Depreciation and amortization	61.2	3.0%	65.6	3.1%
Rentals	9.8	0.5%	10.3	0.5%
Interest and debt expense, net	16.2	0.8%	17.5	0.8%
Gain on disposal of assets	-	0.0%	10.2	0.5%
Asset impairment and store closing charges	(1.2)	-0.1%	1.5	0.1%
Income before income taxes and income on and equity in losses of joint ventures	181.8	8.9%	211.7	10.1%
Income taxes	62.7		50.5
Income on and equity in losses of joint ventures	-	0.0%	0.2	0.0%
Net income	$119.1	5.9%	$161.4	7.7%

Basic earnings per share	$2.71		$3.38
Diluted earnings per share	$2.71		$3.36

Basic weighted average shares	43.9		47.7
Diluted weighted average shares	43.9		48.0

Dillard's, Inc and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In Millions, Except Per Share Data)

	52 Weeks Ended		53 Weeks Ended
	February 1, 2014		February 2, 2013
		% of		% of
	Amount	Net Sales	Amount	Net Sales
Net sales	$6,531.6	100.0%	$6,593.2	100.0%
Service charges and other income	160.1	2.5%	158.4	2.4%
	6,691.7	102.5%	6,751.6	102.4%

Cost of sales	4,223.7	64.7%	4,247.1	64.4%
Selling, general and administrative expenses	1,632.0	25.0%	1,671.5	25.4%
Depreciation and amortization	255.5	3.9%	259.6	3.9%
Rentals	26.8	0.4%	34.8	0.5%
Interest and debt expense, net	64.5	1.0%	69.6	1.1%
Gain on disposal of assets	12.4	0.2%	12.4	0.2%
Asset impairment and store closing charges	5.4	0.1%	1.6	0.0%
Income before income taxes and income on and equity in losses of joint ventures	496.2	7.6%	479.8	7.3%
Income taxes	173.4		145.1
Income on and equity in losses of joint ventures	0.9	0.0%	1.3	0.0%
Net income	$323.7	5.0%	$336.0	5.1%

Basic earnings per share	$7.10		$6.98
Diluted earnings per share	$7.10		$6.87

Basic weighted average shares	45.6		48.1
Diluted weighted average shares	45.6		48.9

Dillard's, Inc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In Millions, Except Per Share Data)

	February 1,	February 2,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$237.1	$124.1
Accounts receivable	28.7	31.5
Merchandise inventories	1,345.3	1,294.6
Other current assets	46.9	41.8
Total current assets	1,658.0	1,492.0

Property and equipment, net	2,134.2	2,287.0
Other assets	256.4	269.7

Total Assets	$4,048.6	$4,048.7

Liabilities and Stockholders' Equity
Current Liabilities:
Trade accounts payable and accrued expenses	$638.2	$653.8
Current portion of long-term debt and capital leases	0.8	1.7
Federal and state income taxes including current deferred taxes	137.2	111.6
Total current liabilities	776.2	767.1

Long-term debt and capital leases	621.5	622.3
Other liabilities	228.5	233.4
Deferred income taxes	230.2	255.7
Subordinated debentures	200.0	200.0
Stockholders' equity	1,992.2	1,970.2

Total liabilities and stockholders' equity	$4,048.6	$4,048.7

Dillard's, Inc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Millions)

	52 Weeks	53 Weeks
	Ended	Ended
	February 1,	February 2,
	2014	2013
Operating activities:
Net income	$323.7	$336.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and deferred financing cost	257.2	261.5
Deferred income taxes	(7.3)	(61.1)
Gain on disposal of assets	(12.4)	(12.4)
Asset impairment and store closing charges	5.4	1.6
Excess tax benefits from share-based compensation	-	(49.9)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	2.8	(2.8)
(Increase) decrease in merchandise inventories	(50.7)	9.5
Increase in other current assets	(4.3)	(7.2)
Decrease in other assets	3.8	7.9
(Decrease) increase in trade accounts payable and accrued expenses and other liabilities	(23.9)	11.5
Increase in income taxes payable	7.4	28.1
Net cash provided by operating activities	501.7	522.7
Investing activities:
Purchases of property and equipment	(94.9)	(136.6)
Proceeds from disposal of assets	18.3	30.9
Net cash used in investing activities	(76.6)	(105.7)
Financing activities:
Principles payments on long-term debt and capital lease obligations	(1.7)	(79.0)
Purchase of treasury stock	(301.6)	(185.5)
Issuance cost of line of credit	(1.4)	(5.4)
Cash dividends paid	(7.4)	(252.3)
Proceeds from stock issuance	-	6.3
Excess tax benefits from share-based compensation	-	49.9
Purchase and retirement of common stock	-	(51.2)
Net cash used in financing activities	(312.1)	(517.2)
Increase (decrease) in cash and cash equivalents	113.0	(100.2)
Cash and cash equivalents, beginning of period	124.1	224.3
Cash and cash equivalents, end of period	$237.1	$124.1
Non-cash transactions:
Accrued capital expenditures	$9.8	$-
Stock awards	2.7	4.8

Estimates for 2014

The Company is providing the following estimates for certain financial statement items for the fiscal year ending January 31, 2015 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change – See “Forward-Looking Information.”

	2014	2013
	Estimated	Actual
Depreciation and amortization	$260	$255
Rentals	26	27
Interest and debt expense, net	60	65
Capital expenditures	150	95

Forward-Looking Information

The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: statements including (a) words such as “may,” “will,” “could,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts. The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers, including the effect of changes in prices and availability of oil and natural gas; the availability of consumer credit; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount and Internet retailers; changes in consumer spending patterns, debt levels and their ability to meet credit obligations; changes in legislation, affecting such matters as the cost of employee benefits or credit card income; adequate and stable availability and pricing of materials, production facilities and labor from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security breaches; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.

CONTACT:
Dillard’s, Inc.
Julie Johnson Bull, 501-376-5965